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                                                                   Exhibit 10.13



                                SEVENTH AMENDMENT

     THIS SEVENTH AMENDMENT (the "Amendment") is made and entered into as of the 25th day of August, 2000, by and between EOP-2 OLIVER STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and AMR RESEARCH, INC., A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to MLH Income Realty Partnership V, a New York limited partnership) and Tenant (as successor in interest to Advanced Manufacturing Research, a Massachusetts corporation) are parties to that certain lease dated August 12, 1992, as amended by that certain First Amendment to Lease Agreement dated December 31, 1994, by that certain Second Amendment dated January 23, 1996, by that certain Third Amendment dated October 15, 1996, by that certain Fourth Amendment dated January 8, 1998 (the "Fourth Amendment"), by that certain Fifth Amendment dated July 27, 1998 and by that certain Sixth Amendment dated December 30, 1999 (collectively the "Lease") for space currently containing approximately 48,101 rentable square feet (the "Current Premises") on the 4th , 5th and 6th floors of the building commonly known as 2 Oliver Street and the address of which is 2 Oliver Street, Boston, Massachusetts 02109 (the "Building"); and

B. WHEREAS, Tenant has requested that additional space containing approximately 10,782 rentable square feet on the 3rd floor of the Building shown on EXHIBIT A hereto (the "Seventh Amendment Expansion Space") be added to the Current Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXPANSION AND EFFECTIVE DATE. Effective as of the earlier of (i) the 45th day from and including the date Landlord delivers possession of the Seventh Amendment Expansion Space to Tenant free from occupancy by any party and
     (ii) the day Tenant occupies the Seventh Amendment Expansion Space for the conduct of its business (the earlier of such dates shall be the "Seventh Amendment Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 48,101 rentable square feet on the 4 th, 5th and 6th floors to 58,883 rentable square feet on the 3rd, 4 th, 5 th and 6 th floors by the addition of the Seventh Amendment Expansion Space, and from and after the Seventh Amendment Expansion Effective Date, the Current Premises and the Seventh Amendment Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term of the Lease for the Seventh Amendment Expansion Space shall commence on the Seventh Amendment Expansion Effective Date and end on the termination date. The Seventh Amendment Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Seventh Amendment Expansion Space. Notwithstanding anything to the contrary contained in this Amendment, Landlord hereby agrees that it shall not deliver possession of the Seventh Amendment Expansion Space to Tenant prior to December 1, 2000.

II.  ANNUAL RENT.

     In addition to Tenant's obligation to pay Annual Rent for the Current Premises, Tenant shall pay Landlord the sum of $1,892,241.00 as total Annual Rent for the Seventh Amendment Expansion Space in 54 equal installments of $35,041.50 each payable on or before the first day of each month during the period beginning December 1, 2000 and ending May 31, 2005.

     All such Annual Rent shall be payable by Tenant in accordance with the terms of Article 4 of the Lease.

     Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Seventh Amendment Expansion Effective Date is December 1, 2000. If the Seventh Amendment Expansion Effective Date is other than December 1, 2000, the schedule set forth above with respect to the payment of any installment(s) of Annual Rent for the Seventh Amendment Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Seventh Amendment Expansion Effective Date and the actual Seventh Amendment Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord.



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Ill. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $100,000.00 (the "Additional Security Deposit") which is added to and becomes part of the Security Deposit held by Landlord as provided under the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $300,000.00 to $400,000.00. All of the Additional Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $100,000.00; (b) be issued on the form attached hereto as EXHIBIT B; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and (e) expire no earlier than 60 days after the termination date of the Lease.

IV. TENANT'S PERCENTAGE. For the period commencing with the Seventh Amendment Expansion Effective Date and ending on the termination date, Tenant's percentage for the Seventh Amendment Expansion Space is 5.0787%.

IV. OPERATING COSTS. For the period commencing with the Seventh Amendment Expansion Effective Date and ending on the termination date, Tenant shall pay for its percentage of Operating Costs applicable to the Seventh Amendment Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Tax Cost Base for the computation of Tenant's percentage of Operating Costs applicable to the Seventh Amendment Expansion Space is the actual taxes for fiscal year 2001 (i.e., July 1, 2000 to June 30, 2001) and the Base for all other Occupancy Costs for the computation of Tenant's percentage of Operating Costs applicable to the Seventh Amendment Expansion Space is the actual amount of Operating Costs for calendar year 2000.

V.   IMPROVEMENTS TO SEVENTH AMENDMENT EXPANSION SPACE.

     A. CONDITION OF SEVENTH AMENDMENT EXPANSION SPACE. Tenant has inspected the Seventh Amendment Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment, or as Landlord may be otherwise required to perform pursuant to the Lease.

          Landlord and Tenant hereby acknowledge and agree that as of the date hereof, the HVAC system serving the Seventh Amendment Expansion Space provides adequate heating, ventilation and air conditioning to the Premises. In the event Tenant requires additional heating, ventilation and/or air conditioning in the Seventh Amendment Expansion Space, such additional service(s) shall be subject to the terms of the Lease and at Tenant's sole cost and expense (subject to the Improvement Allowance).

     B. COST OF IMPROVEMENTS TO SEVENTH AMENDMENT EXPANSION SPACE. Tenant shall be entitled to receive an improvement allowance (the "Improvement Allowance") in an amount not to exceed $86,256.00 (i.e., $8.00 per rentable square foot of the Seventh Amendment Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Seventh Amendment Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services (the "Improvement Work"). The Improvement Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Improvement Work, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Improvement Work; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Improvement Work; and (5) the certification of Tenant and its architect that the Improvement Work has been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Improvement Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Improvement Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. In the event the total cost of the Improvement Work exceeds the Improvement Allowance, Tenant shall pay such excess directly to the contractors performing the Improvement Work. In the event Tenant does not properly submit a request for payment of the entire Improvement Allowance to Landlord in accordance with the provisions of the subsection B on or before May 1, 2001, any unused amount of the Improvement Allowance shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.


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          Landlord shall be entitled to deduct from the Improvement Allowance a fee for Landlord's review of Tenant's plans, coordination of Building services and oversight of the Improvement Work in an amount equal to 3% of the total cost of the Improvement Work.

     C.   RESPONSIBILITY FOR IMPROVEMENTS TO SEVENTH AMENDMENT EXPANSION SPACE.

          (i) Any construction, alterations or improvements made to the Seventh Amendment Expansion Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord, shall be made at Tenant's sole cost and expense, subject to the Improvement Allowance and shall be governed in all respects by the provisions of Article 7 of the Lease. Landlord's approval of the contractors to perform the Improvement Work shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Improvement Work shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Seventh Amendment Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

          (ii) Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Improvement Work shall be prepared by Tenant's architect at Tenant's sole cost and expense, subject to the Improvement Allowance. The space planning, architectural and mechanical drawings are collectively referred to herein as the "Plans."

          (iii) Tenant shall submit the Plans to Landlord for review and approval. Landlord agrees to review the Plans and notify Tenant of the matters, if any, in which said Plans fail to conform to Landlord's construction requirements or otherwise fail to meet with Landlord's approval. Tenant shall cause said Plans to be revised in such manner as to comply with Landlord's requirements and resubmit the same to Landlord.

V. EARLY ACCESS TO SEVENTH AMENDMENT EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Seventh Amendment Expansion Space prior to the Seventh Amendment Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Annual Rent or additional rent as to the Seventh Amendment Expansion Space. If Tenant takes possession of the Seventh Amendment Expansion Space prior to the Seventh Amendment Expansion Effective Date for any reason whatsoever (other than the performance of work in the Seventh Amendment Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Annual Rent and additional rent as applicable to the Seventh Amendment Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Seventh Amendment Expansion Effective Date.

VI. RENEWAL OPTION. The provision contained in Paragraph 7 of the Fourth Amendment with respect to Tenant's right to one 5 year extension of the Term of the Lease (the "Renewal Term") shall also be applicable to the Seventh Amendment Expansion Space after the Seventh Amendment Expansion Effective Date. Notwithstanding anything to the contrary contained herein, in the event Tenant elects to extend the Term of the Lease for the Renewal Term pursuant and subject to Paragraph 7 of the Fourth Amendment, such extension will be effective as to the Current Premises and the Seventh Amendment Expansion Space (after the Seventh Amendment Expansion Effective
     Date), it being agreed that Tenant shall have no right to extend the Term of the Lease for the Renewal Term with respect to less than the entire Premises as increased by this Amendment.

VII. MISCELLANEOUS.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.




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     B.   Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

     G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.





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     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                       LANDLORD:

                                       EOP-2 OLIVER STREET, L.L.C., A DELAWARE
                                       LIMITED LIABILITY COMPANY


                                       By: EOP Operating Limited Partnership,
                                           a Delaware limited partnership,
                                           its sole member.

                                       By: Equity Office Properties Trust,
                                           a Maryland real estate investment
                                           trust, its managing general partner



/s/ Kim Ruby                           By: /s/ Maryann G. Suydam
---------------------------                ----------------------------------

Name (print): /s/ Kim Ruby                 Name: /s/ Maryann G. Suydam
             -----------------------            -----------------------------

                                           Title: Regional Senior Vice President
------------------------------------             -------------------------------



WITNESS/ATTEST:                        TENANT:

                                       AMR RESEARCH, INC., A DELAWARE
                                       CORPORATION


/s/ Kristin M. Perez                   By: /s/ Karen M. Sullivan
------------------------------------      --------------------------------------

Name (print): /s/ Kristin M. Perez     Name: /s/ Karen M. Sullivan
             -----------------------        ------------------------------------

                                       Title: Group V.P. and Controller
------------------------------------

/s/ Robert B. Blakeley
------------------------------------

Name (print): /s/ Robert B. Blakeley
             -----------------------





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                          EXHIBIT A, SEVENTH AMENDMENT
                               DATE: June 16, 2000

      [FLOOR PLAN - SEVENTH AMENDMENT EXPANSION SPACE OF TWO OLIVER STREET]









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                                    EXHIBIT B

                             SAMPLE LETTER OF CREDIT

                         [Name of Financial Institution]


                                                     Irrevocable Standby
                                                     Letter of Credit
                                                     No. ____________________
                                                     Issuance Date:__________
                                                     Expiration Date:________
                                                     Applicant:______________

BENEFICIARY

[Insert Name of Owner]

----------------------

----------------------

----------------------

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of _______________________ U. S. Dollars ($_______) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading:
"This draw in the amount of _________________ U.S. Dollars ($_________) under your Irrevocable Standby Letter of Credit No. _________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between _________________, as landlord, and, _______________ as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Vice President-Corporate Operations, In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.




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     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ___________________________, to the attention of __________________________________________.


                                                 Very truly yours,



                                                 -------------------


                                                 -------------------
                                                 (name)


                                                 -------------------
                                                 (title)






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